UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2004

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Exhibit Index on page 4

Item 5.	Other Events

On June 30, 2004, Ceradyne, Inc. entered into a definitive agreement to purchase ESK Ceramics GmbH and Co. KG (“ESK Ceramics”), a wholly-owned subsidiary of Wacker-Chemie GmbH, for a purchase price of approximately $111.4 million Euros, or approximately $136 million, payable in cash at closing. The acquisition is subject to certain closing conditions, and is expected to be completed in the third quarter of 2004. The purchase price will be financed using a portion of Ceradyne’s existing cash and debt from a new credit facility of $160 million to be provided by a syndicate of banks led by Wachovia Capital Markets, LLC.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are “furnished” as Regulation FD disclosure:

Exhibit Number	Description

99.1	Press release of Ceradyne dated July 1, 2004.

99.2	Copy of slides presented by Ceradyne during Webcast on July 1, 2004.

Item 9. Regulation FD Disclosure.

On July 1, 2004, Ceradyne, Inc. issued a press release announcing that is has entered into a definitive agreement to purchase ESK Ceramics GmbH and Co. KG. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Ceradyne held a teleconference and Webcast on July 1, 2004 to discuss the acquisition. A copy of the slides presented during the Webcast is being furnished as Exhibit 99.2 to this current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 9 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

July 1, 2004	By:	/s/ JERROLD J. PELLIZZON
Jerrold J. Pellizzon Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Ceradyne dated July 1, 2004.

99.2	Copy of slides presented by Ceradyne during Webcast on July 1, 2004.

4